Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES FOURTH QUARTER AND FULL YEAR 2016 RESULTS AND INTRODUCES 2017 GUIDANCE

•	Mall Tenant Sales Per Square Foot Up 5 Percent for the Quarter and 0.9 Percent for the Year, Industry-leading at $792 per Square Foot

•	Portfolio Releasing Spreads Nearly 19 Percent for the Year

•	$1.1 Billion Revolving Line of Credit Facility Extended, New $300 Million Term Loan Added

BLOOMFIELD HILLS, Mich., Feb. 9, 2017 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the quarter and full year periods ended December 31, 2016.

	December 31, 2016 Three Months Ended	December 31, 2015 Three Months Ended	December 31, 2016 Year Ended	December 31, 2015 Year Ended
Net income attributable to common shareowners, diluted (in thousands) Growth rate	$29,361 13.6%	$25,839	$107,615 (1.6)%	$109,418
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.48 14.3%	$0.42	$1.77 0.6%	$1.76
Funds from Operations (FFO) per diluted common share Growth rate	$1.10 29.4%	$0.85	$3.91 18.1%	$3.31
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$1.01 (1) 3.1%	$0.98 (2)	$3.58 (1) 4.7%	$3.42 (2)
(1)
Adjusted FFO for the three months and year ended December 31, 2016 excludes costs associated with shareowner activism and a gain, net of tax, recognized upon the conversion of a portion of the company’s investment in partnership units in Simon Property Group Limited Partnership to common shares of SPG. Adjusted FFO for the year ended December 31, 2016 also excludes a one-time payment the company received in the second quarter due to the termination of the company’s leasing services agreement at The Shops at Crystals (Las Vegas, Nev.).
(2) Adjusted FFO for the three months and year ended December 31, 2015 excludes an impairment charge related to the company’s predevelopment costs for Miami Worldcenter. Adjusted FFO for the year ended December 31, 2015 also excludes the reversal of certain prior period executive share-based compensation expense.

“We’re pleased with our results for the fourth quarter and full year 2016, which were in line with our expectations,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “In addition to solid results, this year we accomplished many goals, including opening three new centers, acquiring one of the most iconic shopping districts in the U.S., completing a number of key financings and raising our dividend, as we’ve done for 19 of the last 20 years. We are confident that through the continued execution of our strategy we will enhance our portfolio and drive value for our shareholders in 2017 and beyond.”

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Operating Statistics

Comparable center NOI, excluding lease cancellation income, was up 3.9 percent for the year. For the fourth quarter, comparable center NOI, excluding lease cancellation income, was down 0.1 percent.

“Our NOI for the year benefited from increased minimum rent and recoveries,” said Mr. Taubman. “For the quarter, while minimum rent and other income were up, percentage rent was lower than we expected.”

Comparable mall tenant sales per square foot were $792 for 2016. “With strong growth in the fourth quarter, mall tenant sales per square foot for 2016 were up about one percent,” said Mr. Taubman. For the fourth quarter, mall tenant sales per square foot were up 5 percent. “Our results are reflective of a strong holiday season, as this was our best quarterly growth rate in more than three years. Sales growth was well-distributed across the portfolio, with all but two of our comparable centers posting increases during the fourth quarter.”

For the year, average rent per square foot in comparable centers was $61.07, up 2.8 percent from $59.41 in 2015. For the fourth quarter, average rent per square foot in comparable centers was $60.97, up 2 percent from average rent per square foot of $59.79 in 2015.

Trailing 12-month releasing spreads per square foot for the period ended December 31, 2016 were 18.8 percent.

Ending occupancy in comparable centers was 94.7 percent on December 31, 2016, down 0.5 percent from 95.2 percent on December 31, 2015. Leased space in comparable centers was 96.1 percent on December 31, 2016, down 0.8 percent from 96.9 percent on December 31, 2015. “Occupancy and leased space were impacted by the closing of three Sports Authority spaces that totaled 130,000 square feet, representing about 1.3 percent of comparable center space. All three spaces have very accretive redevelopment efforts underway,” said Mr. Taubman.

2016 Milestones

•
Acquired a 50 percent interest in Country Club Plaza (Kansas City, Mo.). Total consideration for the mixed-use retail and office property was $660 million cash, excluding transaction costs. The company’s share was $330 million. See Taubman and Macerich Complete Purchase of Country Club Plaza - March 1, 2016.

•
Increased the regular quarterly dividend to $0.595 per share of common stock, an increase of 5.3 percent. See Taubman Centers Increases Quarterly Common Dividend 5.3 Percent to $0.595 Per Share - March 3, 2016.

•
Began a comprehensive, $500 million re-imagination of Beverly Center (Los Angeles, Calif.), one of the company’s most strategic and highest performing assets, that will touch every aspect of the center by holiday 2018. See Taubman Unveils Plans for a $500 Million Re-Imagination of the Iconic Beverly Center - March 7, 2016.

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•	Appointed Myron E. (Mike) Ullman to the company’s Board of Directors. See Taubman Centers Appoints Myron E. Ullman, III to Board of Directors - April 4, 2016.

•	Increased ownership in CityOn.Xi’an from 30 percent to 50 percent for approximately $75 million - April 25, 2016.

•
Celebrated the opening of CityOn.Xi’an in Xi’an, China, the company’s first shopping center in Asia. The center was jointly developed by Taubman Asia and Wangfujing Group Co., Ltd. See Taubman Asia and Wangfujing Celebrate CityOn.Xi’an Shopping Center Grand Opening Today - April 28, 2016.

•	Increased ownership in CityOn.Zhengzhou (Zhengzhou, China) from 32 percent to 49 percent for approximately $60 million - July 4, 2016.

•
Opened International Market Place in Waikîkî, Honolulu, Hawaii, which will offer approximately 90 retailers and ten world-class restaurants, nearly 50 percent of which will be unique to O’ahu. See International Market Place Celebrates Grand Opening Today in Waikîkî - Aug. 25, 2016.

•
Opened Starfield Hanam shopping center in Hanam, Gyeonggi Province, South Korea nearly 100 percent leased and occupied with almost 300 stores and restaurants. The center was jointly developed by Taubman Asia and Shinsegae Group. See Taubman Asia and Shinsegae Group Celebrate the Opening of Starfield Hanam Shopping Center Today - Sept. 9, 2016.

•	Announced Peter J. Sharp’s appointment to president, Taubman Asia, effective January 1, 2017. See Peter J. Sharp Named President of Taubman Asia - Sept. 12, 2016.

•
Appointed Cia Buckley Marakovits to the company’s Board of Directors and Mike Ullman to lead independent director. See Taubman Announces Appointments of Cia Buckley Marakovits to Board of Directors and Myron E. Ullman, III to Newly Created Role of Lead Director - Dec. 15, 2016.

Financing Activity

During 2016, the company further strengthened its balance sheet by:

•
Completing a $320 million, 10-year, non-recourse financing on its 50 percent owned joint venture, Country Club Plaza. The loan bears interest at an all-in fixed rate of 3.88 percent and is interest-only for the first three years with 30-year principal amortization thereafter - March 28, 2016.

•
Completing a $165 million, 10-year, non-recourse refinancing on its 50 percent owned joint venture, Waterside Shops (Naples, Fla.). The loan bears interest at an all-in fixed rate of 3.89 percent - April 7, 2016.

•	Repaying the $82 million mortgage loan on The Gardens on El Paseo (Palm Desert, Calif.) - April 11, 2016.

•
Completing a $550 million, 12-year, non-recourse refinancing on its 50 percent owned joint venture, Cherry Creek Shopping Center (Denver, Colo.). The loan is interest-only during the entire term at an all-in fixed rate of 3.87 percent - May 6, 2016.

•
Completing a $280 million, 10-year, non-recourse refinancing on its 50 percent owned joing venture, The Mall at University Town Center (Sarasota, Fla.). The loan is interest-only for the first six years and bears interest at an all-in fixed rate of 3.45 percent - Oct. 24, 2016.

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In December, The Mall at Millenia (Orlando, Fla.), the company’s 50 percent owned joint venture, completed an incremental $100 million financing. The new, eight-year, non-recourse financing is secured by a second mortgage. The loan bears interest at an all-in fixed rate of 3.87 percent, and is interest only for the entire term of the loan, and is coterminous with the existing $350 million, 4 percent fixed rate loan. Proceeds will be received in two separate advances. The first $50 million was funded in December. The company’s $25 million share of excess proceeds was used to pay down the company’s lines of credit. The second advance will be received this month.

In February 2017, the company amended and restated its primary revolving line of credit, which included a new, unsecured, $300 million term loan and an extension of the $1.1 billion revolving credit facility. The new, five-year, term loan is interest-only. The revolving line of credit has been extended to February 2021, with two six-month extension options. The term loan and the revolving line of credit facility bear interest at a range based on the company’s total leverage ratio. As of today, the leverage ratio results in a rate of LIBOR plus 1.6 percent for the new term loan and a rate of LIBOR plus 1.45 percent with an annual facility fee of 0.225 percent for the revolver. Proceeds from the term loan were used to pay off the existing balances on the company’s lines of credit. The remaining net proceeds of approximately $21 million will be used for general business purposes.

2017 Guidance

The company is introducing guidance for 2017. The company expects FFO per diluted common share to be in the range of $3.67 to $3.82.

This guidance assumes comparable center NOI growth, excluding lease cancellation income, of about about 3 ½ percent for the year.

Net income attributable to common shareholders (EPS) for the year is expected to be in the range of $1.20 to $1.45.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Common Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income, Net

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

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•	Construction and Redevelopments

•	Capital Spending

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 a.m. EST on Friday, February 10 to discuss these results, business conditions and the company’s outlook for 2017. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia and one under development. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust;

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changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended December 31, 2016 and 2015
(in thousands of dollars, except as indicated)
	Three Months Ended		Year Ended
	2016	2015	2016	2015
Net income	50,894	46,595	188,151	192,557
Noncontrolling share of income of consolidated joint ventures	(2,292)	(3,179)	(8,105)	(11,222)
Noncontrolling share of income of TRG	(12,998)	(11,393)	(47,433)	(47,208)
Distributions to participating securities of TRG	(544)	(492)	(2,117)	(1,969)
Preferred stock dividends	(5,785)	(5,785)	(23,138)	(23,138)
Net income attributable to Taubman Centers, Inc. common shareowners	29,275	25,746	107,358	109,020
Net income per common share - basic	0.48	0.43	1.78	1.78
Net income per common share - diluted	0.48	0.42	1.77	1.76
Beneficial interest in EBITDA - Combined (1)	141,194	108,466	498,766	421,821
Adjusted Beneficial interest in EBITDA - Combined (1)	133,125	120,220	468,995	431,586
Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	95,918	73,741	340,189	291,867
Funds from Operations attributable to TCO's common shareowners (1)	67,346	52,055	239,963	207,084
Funds from Operations per common share - basic (1)	1.11	0.86	3.98	3.37
Funds from Operations per common share - diluted (1)	1.10	0.85	3.91	3.31
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG(1)	87,849	85,495	310,418	301,632
Adjusted Funds from Operations attributable to TCO's common shareowners (1)	62,108	60,355	219,390	213,969
Adjusted Funds from Operations per common share - basic (1)	1.03	1.00	3.63	3.49
Adjusted Funds from Operations per common share - diluted (1)	1.01	0.98	3.58	3.42
Weighted average number of common shares outstanding - basic	60,427,603	60,234,979	60,363,416	61,389,113
Weighted average number of common shares outstanding - diluted	60,993,380	60,936,147	60,829,555	62,161,334
Common shares outstanding at end of period	60,430,613	60,233,561
Weighted average units - Operating Partnership - basic	85,473,882	85,297,138	85,419,070	86,462,222
Weighted average units - Operating Partnership - diluted	86,910,920	86,869,568	86,756,471	88,105,705
Units outstanding at end of period - Operating Partnership	85,476,892	85,295,720
Ownership percentage of the Operating Partnership at end of period	70.7%	70.6%
Number of owned shopping centers at end of period	23	19

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (1)(2)	-0.1%	3.4%	3.9%	3.1%
Net Operating Income including lease cancellation income - growth % (1)(2)	0.3%	1.2%	3.4%	2.3%
Average rent per square foot - Consolidated Businesses (3)	63.27	62.09	63.83	61.37
Average rent per square foot - Unconsolidated Joint Ventures (3)	58.51	57.30	58.10	57.28
Average rent per square foot - Combined (3)	60.97	59.79	61.07	59.41
Average rent per square foot growth (3)	2.0%		2.8%
Ending occupancy - all centers	93.9%	94.2%	93.9%	94.2%
Ending occupancy - comparable (3)	94.7%	95.2%	94.7%	95.2%
Leased space - all centers	95.6%	96.1%	95.6%	96.1%
Leased space - comparable (3)	96.1%	96.9%	96.1%	96.9%
Mall tenant sales - all centers (4)	1,958,432	1,600,739	5,773,614	5,177,988
Mall tenant sales - comparable (3)(4)	1,568,221	1,490,636	4,921,032	4,821,329
Sales per square foot (3)(4)			792	785
All centers (4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses			14.6%	14.2%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures			14.2%	13.8%
Mall tenant occupancy costs as a percentage of tenant sales - Combined			14.4%	14.0%
Comparable centers (3)(4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses			14.1%	13.8%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures			13.9%	13.8%
Mall tenant occupancy costs as a percentage of tenant sales - Combined			14.0%	13.8%

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(1)
Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes beneficial interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three months and year ended December 31, 2016, FFO and EBITDA were adjusted to exclude costs incurred associated with shareowner activism and a gain, net of tax recognized upon the conversion of a portion of the Company's investment in partnership units in Simon Property Group Limited Partnership to common shares of Simon Property Group, Inc. (SPG). In addition, for the year ended December 31, 2016, FFO and EBITDA were adjusted to exclude a lump sum payment received in May 2016 for the termination of the Company's third party leasing agreement at The Shops at Crystals (Crystals) due to a change in ownership of the center. For the three months and year ended December 31, 2015, FFO and EBITDA were adjusted to exclude an impairment charge for the write off of previously capitalized costs related to the pre-development of The Mall at Miami Worldcenter (Miami Worldcenter), a former development project in Miami, Florida. In addition, for the year ended December 31, 2015, FFO and EBITDA were adjusted to exclude the reversal of certain prior period share-based compensation expense upon the announcement of an executive management transition.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

The Company provides its beneficial interest in certain financial information of its Unconsolidated Joint Ventures. This beneficial information is derived as the Company’s ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving the Company’s beneficial interest in this manner may not accurately depict the legal and economic implications of holding a non-controlling interest in the investee.

(2)	Statistics exclude non-comparable centers as defined in the respective periods and have not been subsequently restated for changes in the pools of comparable centers.
(3)
Statistics exclude non-comparable centers for all periods presented. The December 31, 2015 statistics have been restated to include comparable centers to 2016. Sales per square foot exclude spaces greater than or equal to 10,000 square feet.

(4)	Based on reports of sales furnished by mall tenants.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended December 31, 2016 and 2015
(in thousands of dollars)
	2016		2015
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	87,252	90,580	81,911	56,762
Percentage rents	10,060	7,193	11,194	5,282
Expense recoveries	55,176	50,393	50,885	40,551
Management, leasing, and development services	1,736		3,512
Other	11,967	9,405	8,725	4,355
Total revenues	166,191	157,571	156,227	106,950

EXPENSES:
Maintenance, taxes, utilities, and promotion	46,598	44,212	41,148	27,406
Other operating (2)	21,012	13,458	17,501	4,390
Management, leasing, and development services	1,008		1,815
General and administrative	13,405		13,132
Costs associated with shareowner activism	3,000
Interest expense	24,440	30,304	18,590	21,000
Depreciation and amortization	38,040	34,022	28,780	15,633
Total expenses	147,503	121,996	120,966	68,429

Nonoperating income, net (3)	14,212	144	1,544	(5)
	32,900	35,719	36,805	38,516
Income tax expense (3)	(1,928)	(413)	(138)
		35,306		38,516
Equity in income of Unconsolidated Joint Ventures	19,922		21,682
Beneficial interest in UJV impairment charge - Miami Worldcenter (4)			(11,754)
Net income	50,894		46,595
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,292)		(3,179)
Noncontrolling share of income of TRG	(12,998)		(11,393)
Distributions to participating securities of TRG	(544)		(492)
Preferred stock dividends	(5,785)		(5,785)
Net income attributable to Taubman Centers, Inc. common shareowners	29,275		25,746

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	95,380	100,045	84,175	75,149
Beneficial interest in UJV impairment charge - Miami Worldcenter (4)				(11,754)
EBITDA - outside partners' share	(7,093)	(47,138)	(6,135)	(32,969)
Beneficial interest in EBITDA	88,287	52,907	78,040	30,426
Beneficial interest expense	(21,495)	(15,665)	(16,719)	(11,365)
Beneficial income tax expense - TRG and TCO	(1,898)	(307)	(138)
Beneficial income tax expense - TCO	465		19
Non-real estate depreciation	(591)		(737)
Preferred dividends and distributions	(5,785)		(5,785)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	58,983	36,935	54,680	19,061

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	1,420	303	549	572
Country Club Plaza purchase accounting adjustments - minimum rents increase at TRG %		27
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	56		93
El Paseo Village and The Gardens on El Paseo purchase accounting
adjustments - interest expense reduction			297
Waterside Shops purchase accounting adjustments - interest expense reduction				263

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2)
In 2016, the Company stopped allocating certain corporate-level operating expenses to the centers to better reflect the performance of the centers without regard to corporate infrastructure. These expenses, which were previously recognized in both the Other Operating Expenses for the Company’s Consolidated Businesses and the Unconsolidated Joint Ventures, are now recognized entirely in the Other Operating Expenses for the Company's Consolidated Businesses in 2016. The comparative amount of Other Operating Expenses allocated to Unconsolidated Joint Ventures was $1.4 million for the three months ended December 31, 2015.

(3)
During the three months ended December 31, 2016, the Company recognized an $11.1 million gain and $0.5 million of income tax expense upon the conversion of a portion of the Company's investment in partnership units in Simon Property Group Limited Partnership to common shares of SPG.

(4)	During the three months ended December 31, 2015, the Company recognized an impairment charge of $11.8 million related to the pre-development of Miami Worldcenter.

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TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Year Ended December 31, 2016 and 2015
(in thousands of dollars)
	2016		2015
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	333,325	281,892	310,831	215,969
Percentage rents	20,020	13,220	20,233	10,792
Expense recoveries	202,467	162,652	188,023	136,710
Management, leasing, and development services (2)	28,059		13,177
Other	28,686	19,152	24,908	14,267
Total revenues	612,557	476,916	557,172	377,738

EXPENSES:
Maintenance, taxes, utilities, and promotion	156,506	130,971	145,118	94,637
Other operating (3)	78,794	28,384	58,131	19,171
Management, leasing, and development services	4,042		5,914
General and administrative (4)	48,056		45,727
Costs associated with shareowner activism	3,000
Interest expense	86,285	103,185	63,041	84,148
Depreciation and amortization	138,139	97,859	106,355	58,169
Total expenses	514,822	360,399	424,286	256,125

Nonoperating income, net (5)	22,927	656	5,256	(1)
	120,662	117,173	138,142	121,612
Income tax expense (5)	(2,212)	(728)	(2,248)
		116,445		121,612
Equity in income of Unconsolidated Joint Ventures	69,701		67,980
Beneficial interest in UJV impairment charge - Miami Worldcenter (6)			(11,754)
	188,151		192,120
Gain on dispositions, net of tax (7)			437
Net income	188,151		192,557
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(8,105)		(11,222)
Noncontrolling share of income of TRG	(47,433)		(47,208)
Distributions to participating securities of TRG	(2,117)		(1,969)
Preferred stock dividends	(23,138)		(23,138)
Net income attributable to Taubman Centers, Inc. common shareowners	107,358		109,020

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	345,086	318,217	307,538	263,929
Beneficial interest in UJV impairment charge - Miami Worldcenter (6)				(11,754)
EBITDA - outside partners' share	(24,329)	(140,208)	(21,868)	(116,024)
Beneficial interest in EBITDA	320,757	178,009	285,670	136,151
Beneficial interest expense	(75,954)	(54,674)	(56,076)	(45,564)
Beneficial income tax expense - TRG and TCO	(2,163)	(622)	(2,248)
Beneficial income tax expense - TCO	446		123
Non-real estate depreciation	(2,472)		(3,051)
Preferred dividends and distributions	(23,138)		(23,138)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	217,476	122,713	201,280	90,587

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	2,311	2,316	628	1,994
Country Club Plaza purchase accounting adjustments - minimum rents increase at TRG %		109
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	223		364
El Paseo Village and The Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	440		1,214
Waterside Shops purchase accounting adjustments - interest expense reduction		788		1,051

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2)	Amount includes the $21.7 million lump sum payment received in May 2016 for the termination of the Company's third party leasing agreement at Crystals due to a change in ownership in the center.
(3)
In 2016, the Company stopped allocating certain corporate-level operating expenses to the centers to better reflect the performance of the centers without regard to corporate infrastructure. These expenses, which were previously recognized in both the Other Operating Expenses for the Company’s Consolidated Businesses and the Unconsolidated Joint Ventures, are now recognized entirely in the Other Operating Expenses for the Company's Consolidated Businesses in 2016. The comparative amount of Other Operating Expenses allocated to Unconsolidated Joint Ventures was $5.0 million for the year ended December 31, 2015.

(4)	During the year ended December 31, 2015, a net reversal of $2.0 million of prior period share-based compensation expenses was recognized upon the announcement of an executive management transition.
(5)
During the year ended December 31, 2016, the Company recognized an $11.1 million gain and $0.5 million of income tax expense upon the conversion of a portion of the Company's investment in partnership units in Simon Property Group Limited Partnership to common shares of SPG.

(6)	During the year ended December 31, 2015, the Company recognized an impairment charge of $11.8 million related to the pre-development of Miami Worldcenter.
(7)	During the year ended December 31, 2015, an adjustment to the tax on the gain on the disposition of interests in International Plaza was recognized, reducing the amount of the tax by $0.4 million.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds From Operations
For the Three Months Ended December 31, 2016 and 2015
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2016			2015
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	29,275	60,427,603	0.48	25,746	60,234,979	0.43

Add impact of share-based compensation	86	565,777		93	701,168

Net income attributable to TCO common shareowners - diluted	29,361	60,993,380	0.48	25,839	60,936,147	0.42

Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Add TCO's additional income tax expense	465		0.01	19		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	31,443	60,993,380	0.52	27,475	60,936,147	0.45

Add noncontrolling share of income of TRG	12,998	25,046,278		11,393	25,062,159
Add distributions to participating securities of TRG	544	871,262		492	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	44,985	86,910,920	0.52	39,360	86,869,568	0.45

Add (less) depreciation and amortization:
Consolidated businesses at 100%	38,040		0.44	28,780		0.33
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,826)		(0.02)	(1,085)		(0.01)
Share of Unconsolidated Joint Ventures	17,013		0.20	9,133		0.11
Non-real estate depreciation	(591)		(0.01)	(737)		(0.01)

Less impact of share-based compensation	(86)		(0.00)	(93)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	95,918	86,910,920	1.10	73,741	86,869,568	0.85

TCO's average ownership percentage of TRG - basic (1)	70.7%			70.6%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense (1)	67,811		1.10	52,074		0.85

Less TCO's additional income tax expense	(465)		(0.00)	(19)		(0.00)

Funds from Operations attributable to TCO's common shareowners (1)	67,346		1.10	52,055		0.85

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	95,918	86,910,920	1.10	73,741	86,869,568	0.85

Gain on SPG common stock conversion	(11,069)		(0.13)
Costs associated with shareowner activism	3,000		0.03
Beneficial interest in UJV impairment charge - Miami Worldcenter				11,754		0.14

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	87,849	86,910,920	1.01	85,495	86,869,568	0.98

TCO's average ownership percentage of TRG - basic (2)	70.7%			70.6%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (expense) (2)	62,107		1.01	60,374		0.98

Add (less) TCO's additional income tax benefit (expense)	1		0.00	(19)		(0.00)

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	62,108		1.01	60,355		0.98

(1)
For the three months ended December 31, 2016, Funds from Operations attributable to TCO's common shareowners was $66,225 using TCO's diluted average ownership percentage of TRG of 69.5%. For the three months ended December 31, 2015, Funds from Operations attributable to TCO's common shareowners was $51,113 using TCO's diluted average ownership percentage of TRG of 69.3%.

(2)
For the three months ended December 31, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $61,081 using TCO's diluted average ownership percentage of TRG of 69.5%. For the three months ended December 31, 2015, Adjusted Funds from Operations attributable to TCO's common shareowners was $59,263 using TCO's diluted average ownership percentage of TRG of 69.3%.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Year Ended December 31, 2016 and 2015
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2016			2015
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	107,358	60,363,416	1.78	109,020	61,389,113	1.78

Add impact of share-based compensation	257	466,139		398	772,221

Net income attributable to TCO common shareowners - diluted	107,615	60,829,555	1.77	109,418	62,161,334	1.76

Add depreciation of TCO's additional basis	6,468		0.11	6,468		0.10
Add TCO's additional income tax expense	446		0.01	123		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	114,529	60,829,555	1.88	116,009	62,161,334	1.87

Add noncontrolling share of income of TRG	47,433	25,055,654		47,208	25,073,109
Add distributions to participating securities of TRG	2,117	871,262		1,969	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	164,079	86,756,471	1.89	165,186	88,105,705	1.87

Add (less) depreciation and amortization:
Consolidated businesses at 100%	138,139		1.59	106,355		1.21
Depreciation of TCO's additional basis	(6,468)		(0.07)	(6,468)		(0.07)
Noncontrolling partners in consolidated joint ventures	(5,844)		(0.07)	(3,681)		(0.04)
Share of Unconsolidated Joint Ventures	53,012		0.61	34,361		0.39
Non-real estate depreciation	(2,472)		(0.03)	(3,051)		(0.03)

Less gain on dispositions, net of tax				(437)		(0.00)
Less impact of share-based compensation	(257)		(0.00)	(398)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	340,189	86,756,471	3.92	291,867	88,105,705	3.31

TCO's average ownership percentage of TRG - basic (1)	70.7%			71.0%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense (1)	240,409		3.92	207,207		3.31

Less TCO's additional income tax expense	(446)		(0.01)	(123)		(0.00)

Funds from Operations attributable to TCO's common shareowners (1)	239,963		3.91	207,084		3.31

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	340,189	86,756,471	3.92	291,867	88,105,705	3.31

Gain on SPG common stock conversion	(11,069)		(0.13)
Costs associated with shareowner activism	3,000		0.03
Crystals lump sum payment for termination of leasing agreement	(21,702)		(0.25)
Beneficial interest in UJV impairment charge - Miami Worldcenter				11,754		0.13
Reversal of executive share-based compensation expense				(1,989)		(0.02)

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	310,418	86,756,471	3.58	301,632	88,105,705	3.42

TCO's average ownership percentage of TRG - basic (2)	70.7%			71.0%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (expense) (2)	219,370		3.58	214,092		3.42

Add (less) TCO's additional income tax benefit (expense)	20		0.00	(123)		(0.00)

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	219,390		3.58	213,969		3.42

(1)
For the year ended December 31, 2016, Funds from Operations attributable to TCO's common shareowners was $236,257 using TCO's diluted average ownership percentage of TRG of 69.6%. For the year ended December 31, 2015, Funds from Operations attributable to TCO's common shareowners was $203,223 using TCO's diluted average ownership percentage of TRG of 69.7%.

(2)
For the year ended December 31, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $215,994 using TCO's diluted average ownership percentage of TRG of 69.6%. For the year ended December 31, 2015, Adjusted Funds from Operations attributable to TCO's common shareowners was $209,985 using TCO's diluted average ownership percentage of TRG of 69.7%.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended December 31, 2016 and 2015
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year Ended
	2016	2015	2016	2015
Net income	50,894	46,595	188,151	192,557

Add (less) depreciation and amortization:
Consolidated businesses at 100%	38,040	28,780	138,139	106,355
Noncontrolling partners in consolidated joint ventures	(1,826)	(1,085)	(5,844)	(3,681)
Share of Unconsolidated Joint Ventures	17,013	9,133	53,012	34,361

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	24,440	18,590	86,285	63,041
Noncontrolling partners in consolidated joint ventures	(2,945)	(1,871)	(10,331)	(6,965)
Share of Unconsolidated Joint Ventures	15,665	11,365	54,674	45,564
Income tax expense (benefit):
Income tax benefit on disposition of International Plaza				(437)
Income tax expense on SPG common stock conversion	466		466
Consolidated businesses at 100%	1,462	138	1,746	2,248
Noncontrolling partners in consolidated joint ventures	(30)		(49)
Share of Unconsolidated Joint Ventures	307		622

Less noncontrolling share of income of consolidated joint ventures	(2,292)	(3,179)	(8,105)	(11,222)

Beneficial interest in EBITDA	141,194	108,466	498,766	421,821

TCO's average ownership percentage of TRG - basic	70.7%	70.6%	70.7%	71.0%

Beneficial interest in EBITDA attributable to TCO	99,814	76,596	352,465	299,454

Beneficial interest in EBITDA	141,194	108,466	498,766	421,821

Add (less):
Gain on SPG common stock conversion	(11,069)		(11,069)
Costs associated with shareowner activism	3,000		3,000
Crystals lump sum payment for termination of leasing agreement			(21,702)
Beneficial interest in UJV impairment charge - Miami Worldcenter		11,754		11,754
Reversal of executive share-based compensation expense				(1,989)

Adjusted Beneficial interest in EBITDA	133,125	120,220	468,995	431,586

TCO's average ownership percentage of TRG - basic	70.7%	70.6%	70.7%	71.0%

Adjusted Beneficial interest in EBITDA attributable to TCO	94,116	84,897	331,434	306,365

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended December 31, 2016, 2015, and 2014
(in thousands of dollars)
	Three Months Ended				Three Months Ended				Year Ended				Year Ended
	2016		2015		2015		2014		2016		2015		2015		2014
Net income	50,894		46,595		46,595		656,274		188,151		192,557		192,557		1,278,122

Add (less) depreciation and amortization:
Consolidated businesses at 100%	38,040		28,780		28,780		23,686		138,139		106,355		106,355		120,207
Noncontrolling partners in consolidated joint ventures	(1,826)		(1,085)		(1,085)		(861)		(5,844)		(3,681)		(3,681)		(4,429)
Share of Unconsolidated Joint Ventures	17,013		9,133		9,133		8,925		53,012		34,361		34,361		30,234

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	24,440		18,590		18,590		15,857		86,285		63,041		63,041		90,803
Noncontrolling partners in consolidated joint ventures	(2,945)		(1,871)		(1,871)		(1,842)		(10,331)		(6,965)		(6,965)		(8,101)
Share of Unconsolidated Joint Ventures	15,665		11,365		11,365		10,611		54,674		45,564		45,564		40,416
Share of income tax expense (benefit):
Income tax expense (benefit) on dispositions of International Plaza, Arizona Mills, and Oyster Bay											(437)		(437)		9,733
Income tax expense on SPG common stock conversion	466								466
Consolidated businesses at 100%	1,462		138		138		574		1,746		2,248		2,248		2,267
Noncontrolling partners in consolidated joint ventures	(30)								(49)
Share of Unconsolidated Joint Ventures	307								622

Less noncontrolling share of income of consolidated joint ventures	(2,292)		(3,179)		(3,179)		(26,226)		(8,105)		(11,222)		(11,222)		(34,239)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	7,093		6,135		6,135		28,929		24,329		21,868		21,868		46,769
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	47,138		32,969		32,969		29,889		140,208		116,024		116,024		102,234

Add beneficial interest in UJV impairment charge - Miami Worldcenter			11,754		11,754						11,754		11,754

EBITDA at 100%	195,425		159,324		159,324		745,816		663,303		571,467		571,467		1,674,016

Add (less) items excluded from shopping center NOI:
General and administrative expenses	13,405		13,132		13,132		13,799		48,056		45,727		45,727		48,292
Costs associated with shareowner activism	3,000								3,000
Management, leasing, and development services, net	(728)		(1,697)		(1,697)		(2,044)		(24,017)	(1)	(7,263)		(7,263)		(6,129)
Straight-line of rents	(1,908)		(1,417)		(1,417)		(1,937)		(7,620)		(5,211)		(5,211)		(5,419)
Gain on SPG common stock conversion	(11,069)								(11,069)
Gain on dispositions							(629,667)								(1,116,287)
Early extinguishment of debt charge							36,372								36,372
Disposition costs related to the Starwood sale							2,309								3,269
Discontinuation of hedge accounting - MacArthur Center							2,256								7,763
Restructuring charge							675								3,706
Gain on sales of peripheral land									(1,828)
Dividend income	(974)		(944)		(944)		(767)		(3,836)		(3,570)		(3,570)		(2,364)
Interest income	(2,309)		(403)		(403)		(636)		(6,488)		(1,999)		(1,999)		(1,400)
Other nonoperating (income) expense	(4)		(192)		(192)		(57)		(362)		314		314		(811)
Unallocated operating expenses and other	12,574		12,319	(2)	8,187		5,346		44,576		36,651	(2)	22,430		19,933

NOI - all centers at 100%	207,412		180,122		175,990		171,465		703,715		636,116		621,895		660,941

Less - NOI of non-comparable centers	(37,984)	(3)	(11,238)	(4)	(8,046)	(5)	(5,566)	(6)	(90,229)	(3)	(42,862)	(4)	(25,129)	(5)	(77,748)	(7)

NOI at 100% - comparable centers	169,428		168,884		167,944		165,899		613,486		593,254		596,766		583,193

NOI - growth %	0.3%				1.2%				3.4%				2.3%

NOI at 100% - comparable centers	169,428		168,884		167,944		165,899		613,486		593,254		596,766		583,193

Lease cancellation income	(3,325)		(2,667)		(2,098)		(5,514)		(6,200)		(8,865)		(8,454)		(12,569)

NOI at 100% - comparable centers excluding lease cancellation income	166,103		166,217		165,846		160,385		607,286		584,389		588,312		570,624

NOI at 100% excluding lease cancellation income - growth %	-0.1%				3.4%				3.9%				3.1%

(1)	Amount includes the lump sum payment of $21.7 million received in May 2016 for the termination of the Company's third party leasing agreement for Crystals due to a change in ownership of the center.
(2)
In 2016, the Company stopped allocating certain corporate-level operating expenses to the centers to better reflect the performance of the centers without regard to corporate infrastructure. These expenses, which were previously recognized in other operating expenses of the centers, are now recognized in unallocated operating expenses. For the three months and the year ended December 31, 2015, the comparative amount of other operating expenses allocated to the centers were $4.1 million and $14.3 million, respectively at 100%.

(3)
Includes Beverly Center, CityOn.Xi'an, Country Club Plaza, International Market Place, The Mall of San Juan, Starfield Hanam, and certain post-closing adjustments relating to the portfolio of centers sold to Starwood.

(4)	Includes Beverly Center and The Mall of San Juan.
(5)	Includes The Mall of San Juan and The Mall at University Town Center.
(6)
Includes The Mall at University Town Center and the portfolio of centers sold to Starwood. Includes an adjustment to reflect the allocation of costs to Starwood centers that are now being allocated to the remainder of the portfolio.

(7)
Includes The Mall at University Town Center, the portfolio of centers sold to Starwood, and Arizona Mills for the approximately one-month period prior to its disposition. Includes an adjustment to reflect the allocation of costs to Starwood centers that are now being allocated to the remainder of the portfolio.

Taubman Centers/15

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of December 31, 2016 and December 31, 2015
(in thousands of dollars)
	As of
	December 31, 2016	December 31, 2015
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	4,173,954	3,713,215
Accumulated depreciation and amortization	(1,147,390)	(1,052,027)
	3,026,564	2,661,188
Investment in Unconsolidated Joint Ventures	604,808	433,911
Cash and cash equivalents	40,603	206,635
Restricted cash	932	6,447
Accounts and notes receivable, net	60,174	54,547
Accounts receivable from related parties	2,103	2,478
Deferred charges and other assets (1)	275,728	181,304
	4,010,912	3,546,510
Liabilities:
Notes payable, net (1)	3,255,512	2,627,088
Accounts payable and accrued liabilities	336,536	334,525
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	480,863	464,086
	4,072,911	3,425,699

Redeemable noncontrolling interest	8,704

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common Stock	604	602
Additional paid-in capital	657,281	652,146
Accumulated other comprehensive income (loss)	(35,916)	(27,220)
Dividends in excess of net income	(549,914)	(512,746)
	72,080	112,807
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(155,919)	(23,569)
Noncontrolling interests in partnership equity of TRG	13,136	31,573
	(142,783)	8,004
	(70,703)	120,811
	4,010,912	3,546,510

(1)
The December 31, 2015 balance has been restated in connection with the Company's adoption of Accounting Standards Update (ASU) No. 2015-03 "Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs" which changed the presentation of debt issuance costs on the Consolidated Balance Sheet. In connection with the adoption of ASU No. 2015-03 on January 1, 2016, the Company retrospectively reclassified the December 31, 2015 Consolidated Balance Sheet to move $16.9 million of debt issuance costs out of Deferred Charges and Other Assets and into Notes Payable, Net as a direct deduction of the related debt liabilities.

Combined Balance Sheet of Unconsolidated Joint Ventures (1):
Assets:
Properties (2)	3,371,216	1,628,492
Accumulated depreciation and amortization	(661,611)	(589,145)
	2,709,605	1,039,347
Cash and cash equivalents	83,882	36,047
Accounts and notes receivable, net	87,612	42,361
Deferred charges and other assets (2)	67,167	32,660
	2,948,266	1,150,415
Liabilities:
Notes payable, net (3)(4)	2,706,628	1,994,298
Accounts payable and other liabilities	359,814	70,539
	3,066,442	2,064,837
Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(145,679)	(507,282)
Accumulated deficiency in assets - Joint Venture Partners	81,217	(397,196)
Accumulated other comprehensive loss - TRG	(20,547)	(4,974)
Accumulated other comprehensive loss - Joint Venture Partners	(33,167)	(4,970)
	(118,176)	(914,422)
	2,948,266	1,150,415

(1)
Unconsolidated Joint Venture amounts exclude the balances of CityOn.Zhengzhou as of December 31, 2016 and December 31, 2015. In addition, the amounts exclude the balances of CityOn.Xi'an and Starfield Hanam as of December 31, 2015.

(2)	The December 31, 2016 amount includes $63.5 million related to an office tower, which is expected to be sold in the first quarter of 2017.
(3)	The December 31, 2015 balance has been adjusted in connection with the Company's adoption of ASU No. 2015-03 "Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs."
(4)
The balances presented exclude the construction financing outstanding for CityOn.Zhengzhou of $70.5 million ($34.5 million at TRG's share) and $44.7 million ($14.2 million at TRG's share) as of December 31, 2016 and 2015, respectively. The balances presented also exclude the construction financing outstanding for Starfield Hanam of $52.9 million ($18.1 million at TRG's share) as of December 31, 2015, and the related debt issuance costs.

Taubman Centers/16

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2017

Funds from Operations per common share	3.67	3.82

Real estate depreciation - TRG	(2.34)	(2.23)

Distributions to participating securities of TRG	(0.03)	(0.03)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	1.20	1.45